Exhibit 99.1

Vanda Wins Appeal Case on Fanapt®

U.S. Court of Appeals Affirms District Court’s Decision

WASHINGTON, April 13, 2018 /PRNewswire/ – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) announced today that the U.S. Court of Appeals for the Federal Circuit affirmed the U.S. District Court for the District of Delaware’s decision that West Ward Pharmaceuticals, a subsidiary of Hikma Pharmaceuticals, infringed Vanda’s U.S. Patent number 8,586,610 (the ‘610 Patent) for Fanapt®. The ‘610 Patent is set to expire November 2, 2027.

About Vanda Pharmaceuticals Inc.

Vanda is a global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com.

About Fanapt®

For full U.S. Prescribing Information for Fanapt®, including indication, Boxed Warnings and Important Safety Information, visit our Web site at www.fanapt.com.

Investor Contact:

Jim Kelly

Executive Vice President & Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

SOURCE Vanda Pharmaceuticals Inc.